Part II	Exhibit 15.1
Letter re: Unaudited Interim Financial Information

June 22, 2015
The Board of Directors and Shareholders:
CVS Health Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-3) of CVS Health Corporation for the registration of $20,000,000 of debt securities of our report dated May 1, 2015 relating to the unaudited condensed consolidated interim financial statements of CVS Health Corporation that is included in its Form 10-Q for the quarter ended March 31, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts